Exhibit 10.1
INNUITY, INC.
AMENDED AND RESTATED 1999 STOCK OPTION PLAN
SECTION 1. PURPOSE
     The purpose of the Innuity, Inc. Amended and Restated 1999 Stock Option Plan (the “Plan”) is to enhance the long-term shareholder value of Innuity, Inc., a Utah corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors, and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.
SECTION 2. DEFINITIONS
     For purposes of the Plan, the following terms shall be defined as set forth below:
     2.1 AWARD
     “Award” means any Option or Stock Purchase Right granted under the Plan.
     2.2 AWARD AGREEMENT
     “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
     2.3 BOARD
     “Board” means the Board of Directors of the Company.
     2.4 CAUSE
     “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding.
     2.5 CODE
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.6 COMMON STOCK
     “Common Stock” means the common stock, no par value, of the Company.

     2.7 CORPORATE TRANSACTION
     “Corporate Transaction” means any of the following events:
               (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;
               (b) Consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as the term “subsidiary corporation” is defined in Section 8.3) of the Company; or
     (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.
     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.
     2.8 DISABILITY
     “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.
     2.9 EXCHANGE ACT
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.10 FAIR MARKET VALUE
     The “Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.
     2.11 GOOD REASON
     “Good Reason” means the occurrence of any one of the following events, in the event that the Participant (i) has given the Successor Corporation written notice of such occurrence and the Successor Corporation has failed to cure such event within thirty (30) days, and (ii) Participant resigns within sixty (60) days following the expiration of such thirty-day period:
               (a) relocation of the Participant to any place greater than fifty (50) miles from his or her principal location prior to the occurrence of the Corporate Transaction, except for reasonably required travel on the Successor Corporation’s business that is not materially greater than such travel requirements prior to the Corporate Transaction; or
               (b) substantial reduction of the Participant’s compensation package, unless such a reduction is made by the Company ratably with all other employees at similar levels of responsibility.
     2.12 GRANT DATE
     “Grant Date” means the date on which the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.
     2.13 INCENTIVE STOCK OPTION
     “Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.
     2.14 NONQUALIFIED STOCK OPTION
     “Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.
     2.15 OPTION
     “Option” means the right to purchase Common Stock granted under Section 7.
     2.16 PARTICIPANT
     “Participant” means (i) the person to whom an Award is granted; (ii) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Award has been transferred in accordance with Section 9.
     2.17 PLAN ADMINISTRATOR
     “Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

     2.18 RESTRICTED STOCK
     “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 17.
     2.19 RETIREMENT
     “Retirement” means retirement as of the individual’s normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.
     2.20 SECURITIES ACT
     “Securities Act” means the Securities Act of 1933, as amended.
     2.21 SERVICE
     “Service” means a Participant’s employment or service with the Company or its Subsidiaries, whether in the capacity of an employee, a director, a consultant, an agent, an advisor, or an independent contractor. Unless otherwise provided by the Plan Administrator, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company or its Subsidiary for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.
     2.22 STOCK PURCHASE RIGHT
     “Stock Purchase Right” means the right to purchase Common Stock granted to a Participant pursuant to Section 17.
     2.23 SUBSIDIARY
     “Subsidiary”, except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.
     2.24 SUCCESSOR CORPORATION
     “Successor Corporation” has the meaning set forth under Section 10.2
     2.25 VESTING CONDITIONS
     “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

SECTION 3. ADMINISTRATION
     3.1 PLAN ADMINISTRATOR
     The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.
     3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR
     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.
SECTION 4. STOCK SUBJECT TO THE PLAN
     4.1 AUTHORIZED NUMBER OF SHARES
     Subject to adjustment from time to time as provided in Section 10.1, a maximum of 6,440,466 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. Except as adjusted pursuant to Section 10.1, in no event shall more than 6,440,466 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options.
     4.2 REUSE OF SHARES
     Any shares of Common Stock that have been made subject to an Award but that cease to be subject to the Award (other than by reason of exercise of the Award to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Awards under the Plan.
SECTION 5. ELIGIBILITY
     Awards may be granted under the Plan to those officers, directors, and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors, and independent contractors who provide Service to the Company and its Subsidiaries.
SECTION 6. AWARDS
     6.1 FORM AND GRANT OF AWARDS
     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of Incentive Stock Options, Nonqualified Stock Options, and/or Stock Purchase Rights. Awards may be granted singly or in combination.
     6.2 ACQUIRED COMPANY AWARDS
     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
SECTION 7. TERMS AND CONDITIONS OF AWARDS
     7.1 GRANT OF AWARDS
     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Awards as Incentive Stock Options, Nonqualified Stock Options and/or Stock Purchase Rights, which shall be appropriately designated.
     7.2 AWARD EXERCISE PRICE
     The exercise price for shares purchased under an Award shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

     7.3 TERM OF OPTIONS
     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.
     7.4 EXERCISE OF AWARDS
     The Plan Administrator shall establish and set forth in each instrument that evidences an Award the time at which or the installments in which the Award shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing an Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment
or Service With the Company or Its Subsidiaries	Percent of Total Option That Is
From the Option Grant Date	Exercisable
After 6 months	25%

Each three-month period of continuous service completed thereafter	An additional 6.25%

After 3 1/2 years	100%
     A Stock Purchase Right shall be exercisable within a period established by the Plan Administrator.
     To the extent that the right to purchase shares has accrued thereunder, an Award may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Award is being exercised and accompanied by payment in full as described in Section 7.5. Subject to the provisions of this Plan, an Award may be exercised at different times for portions of the total number of shares for which the right to purchase shall have vested, provided that such portions are in multiples of ten (10) shares if the Participant holds vested Awards for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.
     7.5 PAYMENT OF EXERCISE PRICE
     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a

Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.
     The purchase price for shares purchased under a Stock Purchase Right shall be paid in full to the Company (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Plan Administrator from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
     7.6 POST-TERMINATION EXERCISES
     The Plan Administrator shall establish and set forth in each instrument that evidences an Award whether the Award will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.
     In case of termination of the Participant’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Participant at the date of such termination, only (a) within one year if the termination of the Participant’s employment or services is coincident with Retirement or Disability or (b) within three months after the date the Participant ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Participant’s employment or services is for any reason other than Retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares purchasable by the Participant at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Participant’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.
     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:
     8.1 DOLLAR LIMITATION
     To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.
     8.2 10% SHAREHOLDERS
     If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.
     8.3 ELIGIBLE EMPLOYEES
     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.
     8.4 TERM
     The term of an Incentive Stock Option shall not exceed 10 years.
     8.5 EXERCISABILITY
     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.
     8.6 TAXATION OF INCENTIVE STOCK OPTIONS
     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.
SECTION 9. ASSIGNABILITY
     No Option granted under the Plan may be assigned, pledged, or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Option may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer, and exercisability and may permit a Participant to designate a beneficiary who may exercise the Option after the Participant’s death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.
SECTION 10. ADJUSTMENTS
     10.1 ADJUSTMENT OF SHARES
     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, reclassification, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.
     10.2 CORPORATE TRANSACTION
          10.2.1 ACCELERATION AND CONDITIONAL PURCHASE. Except as provided in Section 10.2.2 hereof, and notwithstanding anything in the Plan to the contrary, the Participant may conditionally purchase the full number of shares for which Options have been granted and not yet exercised, whether or not the vesting requirements set forth in the Plan or the option agreement have been satisfied, during the period commencing twenty-five (25) days and ending five (5) days prior to the scheduled effective date of any Corporate Transaction. If the Corporate Transaction, once commenced, is canceled or revoked, the conditional purchase of shares for which the Option to purchase would not otherwise have been exercisable at the time of said cancellation or revocation but for the operation of this Section 10.2, shall automatically be deemed rescinded. With respect to all other shares conditionally purchased, the Participant may rescind such a purchase at Participant’s option. If the Corporate Transaction does occur, and the Participant has not conditionally purchased the full number of shares for which Options have been granted and not yet exercised, all unexercised Options, which have not been assumed pursuant to Section 10.2.2, shall terminate on the effective, termination, closing, or filing date, as applicable.
          10.2.2 PRECLUSION OF ACCELERATION. The Participant shall have no right to purchase shares conditionally in the event of a Corporate Transaction if:
               (a) in the opinion of the Company’s outside accountants, it would render unavailable “pooling of interest” accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment; or
               (b) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation; or
               (c) such Option is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option.
     The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Options that are assumed or replaced in the Corporate Transaction and are not available for conditional purchase under Section 10.2.1 at that time shall be accelerated and available for immediate exercise in the event that the Participant’s employment or services should subsequently terminate within one year following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason.

     10.3 FURTHER ADJUSTMENT OF OPTIONS
     Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, or change in control that is the reason for such action.
     10.4 LIMITATIONS
     The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
SECTION 11. WITHHOLDING
     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Participant to the Company or a Subsidiary.
SECTION 12. COMPANY’S OPTION TO REPURCHASE
     12.1 OPTION TO REPURCHASE
     Subject to the provisions of Section 12.3 below, and unless otherwise specified by the Board, if a Participant ceases to be employed by or provide services to, the Company or its Subsidiaries, the Company shall have the right to repurchase all Common Stock purchased upon the exercise of Options granted while the Participant was an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary, as the case may be, at its then-current Fair Market Value, as determined by the Board. The Company shall give written notice to the Participant of its intention to repurchase within sixty (60) days after the date of termination. The purchase price for the Common Stock to be repurchased shall be payable at any time within one year after the day the notice is given and shall be offset against any amounts that may be due and owing to the Company. For purposes of this Section 12.1, “Fair Market Value” shall be determined by the Board in the same manner as utilized in determining the Fair Market Value for purposes of Option grants at such time. The Board’s determination of Fair Market Value shall be final.
     12.2 RIGHT OF FIRST REFUSAL
     Subject to the provisions of Section 12.3 below, and unless otherwise specified by the Board, the Participant (or his personal representative) shall not at any time sell or encumber the Common Stock purchased hereunder unless he or she has first offered to sell such Common Stock to the Company, as follows: If the Participant proposes to encumber or transfer such Common Stock, he or she shall advise the Company of the name of the proposed recipient, the number of shares of Common Stock and the proposed price and terms. The Company shall have an option, which option must be exercised in writing within sixty (60) days after receipt of written notice of the proposed transfer, to purchase such Common Stock upon the same terms and conditions as are stated in the notice or at their then-current Fair Market Value, whichever is lower. The purchase price shall be paid by the Company within sixty (60) days of the giving of its notice of intent to repurchase. Fair Market Value shall be determined by the Board as provided in Section 12.1 above. In the event the Company does not elect to repurchase hereunder, the Participant shall have the right to encumber or transfer such Common Stock in accordance with the price and terms and to the recipient stated in the notice for a period of ninety (90) days; but, if such Common Stock is not encumbered or transferred within said ninety (90) days, the Participant shall not thereafter encumber or transfer such Common Stock without again complying with the requirements of this Section 12.2.
     12.3 TERMINATION OF COMPANY’S RIGHTS
     The Company’s repurchase rights stated in Sections 12.1 and 12.2 above shall terminate in the event the Company successfully concludes a registered public offering of its Common Stock under the Securities Act.
SECTION 13. SPECIAL PROVISIONS RELATING TO CALIFORNIA RESIDENTS
     Notwithstanding anything to the contrary herein, the following provisions shall govern all Options granted under the Plan to residents of the State of California (referred to herein as “California Options”). The following provisions are intended to comply with Rule 260.140.41 of the Regulations of the Department of Corporations of the State of California (the “California Regulations”). When issuing California Options, the Company shall indicate on the Options that they are issued subject to these special provisions.
               (a) The total number of shares granted pursuant to the Plan is as set forth in Section 4.1 of the Plan.
               (b) The exercise price or purchase price of each share optioned under the Plan under a California Option shall be determined by the Board at the time of the action for the granting of the Option but shall not, in any event, be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date of grant. With respect to any California Option granted to any person who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, the exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.
               (c) The exercise period with respect to California Options shall not exceed one hundred twenty (120) months from the date of grant.
               (d) California Options shall not be transferable other than by will or the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-l(e).
               (e) In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company’s stock, the number of shares subject to a California Option shall be adjusted in accordance with the provision of Section 10.1 of the Plan.
               (f) California Options shall, at a minimum, be exercisable at a rate of twenty percent (20%) per year from the date of grant.
               (g) Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or Option grant or a contract of employment, the right to exercise a California Option in the event of termination of employment with the Company, to the extent that the California Option is exercisable on the date of such termination of employment, is as follows: at least six (6) months from the date of termination if termination was caused by death or disability and at least thirty (30) days from the date of termination if termination was caused by other than death or disability.
               (h) There shall be no California Options granted under the Plan later than ten (10) years from the date the Plan was adopted or the date the Plan is approved by the shareholders, whichever is earlier.
               (i) The Plan shall be approved by the shareholders within twelve (12) months after the date of adoption of the Plan by the Board of Directors. No Option may be exercised before shareholder approval is obtained.
               (j) The Company will comply with Section 260.140.46 of the California Code of Regulations regarding information required to be received by employees of the Company residing in the State of California.
     The provisions of subsection 10.2.1 of the Plan shall not apply to California Options with the effect that there shall be no reference in the Plan to the acceleration of the exercise period for California Options in relation to mergers, consolidations and takeovers in which the Company is not the surviving entity.

SECTION 14. AMENDMENT AND TERMINATION OF PLAN
     14.1 AMENDMENT OF PLAN
     The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) otherwise require shareholder approval under any applicable law or regulation.
     14.2 TERMINATION OF PLAN
     The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders.
     14.3 CONSENT OF PARTICIPANT
     The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.
     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.
SECTION 15. GENERAL
     15.1 AWARD AGREEMENTS
     Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.
     15.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS
     None of the Plan, participation in the Plan, or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.
     15.3 REGISTRATION
     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security, or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.
     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.
     As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.
     15.4 RIGHTS AS A SHAREHOLDER
     No Option shall entitle the Participant to any dividend, voting, or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.
     Except as provided in this Section 15.4 and any Award Agreement, during any period in which shares acquired pursuant to a Stock Purchase Right remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Purchase Right shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Purchase Right with respect to which such dividends or distributions were paid or adjustments were made.
     15.5 COMPLIANCE WITH LAWS AND REGULATIONS
     Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
     15.6 NO TRUST OR FUND
     The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
     15.7 COSTS AND EXPENSES
     Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any employee receiving a grant.
     15.8 GOLDEN PARACHUTE TAXES
     In the event that any amounts paid or deemed paid to an employee under this Plan are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any employee is deemed to receive an “excess parachute payment” by reason of his or her vesting of Options pursuant to Section 10 hereof, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of Section 10 shall not act to vest options to such employee), so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Plan Administrator.
     15.9 FOREIGN EMPLOYEES
     Without amending the Plan, the Board may authorize the Plan Administrator to grant options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has employees.
     15.10 GOVERNING LAW
     This Plan shall be governed by and construed in accordance with the laws of the State of Washington.

     15.11 SEVERABILITY
     If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.
SECTION 16. SHAREHOLDER APPROVAL
     This Plan or any increase in the maximum aggregate number of shares of Common Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by security holders of a majority of the outstanding securities of the Company entitled to vote within twelve (12) months before or after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be.
SECTION 17. STOCK PURCHASE RIGHTS
     17.1 RIGHTS TO PURCHASE
     Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan; provided, however that in no event may Stock Purchase Rights be issued in any fiscal year of the Company for more than 10% of the total shares of Common Stock available for issuance hereunder, in the aggregate, on the first day of such fiscal year. After the Plan Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Plan Administrator.
     17.2 REPURCHASE OPTION
     Unless the Plan Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant to the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for shares of Common Stock repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Plan Administrator.

     17.3 OTHER PROVISIONS
     The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator in its sole discretion.
     17.4 RIGHTS AS A STOCKHOLDER
     Once the Stock Purchase Right is exercised, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 10 of the Plan.
PLAN HISTORY

November 9, 2005	Board assumes Plan with a reserve of 2,440,466 shares.

December 9, 2005	Shareholders approve Plan.

April 24, 2006	Board adopts amendment to increase reserve to 4,440,466 shares.

June 6, 2006	Shareholders approve amendment to increase reserve to 4,440,466 shares.

August 29, 2007	Board adopts amendment to increase reserve to 6,440,466 shares and to add Section 17 (Stock Purchase Rights) and conforming changes.

INNUITY, INC.
OPTION FOR PURCHASE OF STOCK
UNDER THE AMENDED AND RESTATED 1999 STOCK OPTION PLAN
     FOR VALUABLE CONSIDERATION, Innuity, Inc. (the “Company”), does hereby grant to the individual named below (the “Participant”), the Option (“Option”), to purchase the number of shares of common stock of the Company (the “Option Shares”) for the exercise price per share set forth below, and the right to purchase the Option Shares under this Option shall accrue and vest according to the vesting schedule described below, all subject to the terms and conditions of the Company’s Amended and Restated 1999 Stock Option Plan (the “Plan”). By Participant’s signature below, Participant acknowledges receipt of a copy of the Plan. The Terms and Conditions attached hereto summarize certain basic terms of the Plan, but in the event of any inconsistency between the Terms and Conditions and the Plan, Participant agrees that the Plan shall control.

PARTICIPANT:

TYPE OF OPTION	- INCENTIVE STOCK OPTION

- NONQUALIFIED STOCK OPTION
NUMBER OF OPTION SHARES:

EXERCISE PRICE PER SHARE:	$

DATE OF OPTION GRANT:	________ ___, ______

TERM OF OPTION:	10 YEARS FROM DATE OF GRANT

VESTING SCHEDULE:	AS PROVIDED IN SECTION 7.4 OF THE PLAN
     EXECUTED as of the Date of Option Grant.

Innuity, Inc.
By

Its

PARTICIPANT

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TERMS AND CONDITIONS OF OPTION GRANT
OPTIONS ARE SUBJECT TO THE TERMS HEREOF AND OF THE COMPANY’S
AMENDED AND RESTATED 1999 STOCK OPTION PLAN (“PLAN”).
STOCK OPTION
     1. a. Any Option Shares that become purchasable (“vest”) but are not purchased on a vesting date, may be purchased on any subsequent date, provided all Options for the purchase of Option Shares must be exercised within the time periods specified in Section 2 below.
          b. Participants may have conditional purchase rights for Option Shares, whether vested or unvested, in the event of any Corporate Transaction (which includes certain changes of control of the Company), as described in the Plan.
     2. All unvested Options shall expire upon any termination of Participant’s employment with or provision of services to the Company, whether voluntary or involuntary, or upon the death or disability of Participant. Subject to the terms hereof, all vested Options (i.e., Options for which the right to purchase has accrued) shall expire at the earliest of the following:
          a. The earlier of the end of the Term of Option specified above or ten (10) years from the date hereof;
          b. Ninety (90) days after voluntary or involuntary termination of Participant’s employment, other than termination as described in subsection (c) or (d) below;
          c. Immediately, upon termination of Participant for Cause as defined in the Plan;
          d. Twelve (12) months after Participant’s death or Disability, or, in the case of Nonqualified Stock Options only, Retirement; or
          e. Immediately, upon the effective date of a Corporate Transaction as described in the Plan. However, if the Corporate Transaction does not occur, as described in the Plan, all Options that are terminated pursuant to this subsection (e) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Options shall be returned to their position on the date of termination.
     Participant agrees that all vested and unvested Options granted pursuant to this Option shall expire in accordance with the provisions of this paragraph 2 following involuntary or voluntary termination of Participant’s employment with, engagement by or services to the Company, as applicable, for any reason. Participant hereby waives the right to recover as damages any vested or unvested stock options which expire according to this paragraph 2. This waiver shall include, but not be limited to, damages related to any claims Participant may have against the Company to which Participant may be entitled by virtue of employment with the Company or the termination of Participant’s employment, such as claims relating to employment rights and/or benefits.

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     3. This Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have accrued and vested hereunder, provided that such portions are in multiples of ten (10) shares if the Participant holds vested portions for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.
     4. This Option shall be adjusted for recapitalizations, stock splits, stock dividends, and the like as described in the Plan.
     5. This is not an employment contract and while the benefits, if any, of this Option are an incident of the Participant’s employment with the Company or provision of services to the Company, the terms and conditions of such employment or provision of services are otherwise wholly independent hereof.
     6. This Option is not assignable, and may be exercised only by the Participant or a person to whom the rights under the Option shall pass by will or the laws of descent and distribution.
     7. The Participant shall indicate Participant’s intention to exercise the Option hereby granted by notifying the Company in writing of such intention, indicating the number of shares Participant intends to purchase and, within ten (10) days thereafter, paying to the Company an amount sufficient to cover the total Option price of such shares. Payment of the purchase price provided in this Option shall be made in cash or in accordance with such procedures for a “cashless exercise” as may be established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate the exercise of options and sales of shares under the Plan.
     8. If the Participant, immediately prior to the grant of an Incentive Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the per share option price specified by the Board for the Incentive Stock Options granted hereunder shall be one hundred ten percent (110%) of the fair market value of the Company’s stock on the date of grant and such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted, and notwithstanding any pricing or vesting terms hereof which appear at variance with the foregoing, all pricing and vesting terms hereof shall be deemed hereby to conform with the foregoing limitations. In lieu of the foregoing, the Participant may elect to have this Option treated as a non-qualified stock Option pursuant to the original terms hereof
     9. Notwithstanding the foregoing, no Option shall be exercisable unless and until all requirements imposed by or pursuant to Section 15.3 of the Plan are satisfied.
     SECTION 15.3 OF THE 1999 STOCK OPTION PLAN (“PLAN”) DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THIS OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY OPTION SHARES TO THE PARTICIPANT. AT THE PRESENT TIME THE PLAN IS NOT REGISTERED AND THE SHARES ISSUED UPON EXERCISE ARE NOT FREELY TRADABLE. THERE CAN BE NO ASSURANCE THAT THE SHARES WILL BE REGISTERED OR

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THAT ONCE REGISTERED. THE REGISTRATION WILL BE MAINTAINED. IF THE SHARES ARE NOT REGISTERED OR THE REGISTRATION IS NOT MAINTAINED, THE PARTICIPANT WILL NOT BE ABLE TO EXERCISE THIS OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE PARTICIPANT PRIOR TO THE EXPIRATION OF THIS OPTION. CONSEQUENTLY, THE PARTICIPANT MIGHT NOT HAVE AN OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE.
     10. Set forth below is a brief summary as of the date of this Option of some of the federal and Washington tax consequences of exercise of an Incentive Stock Option (“ISO”) or Nonqualified Stock Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          a. Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.
          b. Exercise of ISO Following Disability. If the Participant’s Continuous Status as an Employee terminates as a result of disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Participant must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.
          c. Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability upon the exercise of a Nonqualified Stock Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is an Employee or a former Employee, the Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          d. Disposition of Shares. In the case of an Nonqualified Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary

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income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.
          e. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.
     11. This Option is granted pursuant to and is controlled by the Plan of the Company. Participant, by execution hereof, acknowledges receipt of the Plan and acceptance of the terms and conditions of the Plan and of this document.
     12. FOR CALIFORNIA RESIDENTS ONLY: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.
     13. If any provision of this Option is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Option to the extent possible. In any event, all other provisions of this Option shall be deemed valid and enforceable to the full extent.

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